Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 11, 2015
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510

Re:	Norfolk Southern Corporation
Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Norfolk Southern Corporation, a Virginia corporation (the “Company”), in connection with the preparation of the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”) to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositaries to be named, (iii) debt securities representing unsecured obligations of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and U.S. Bank Trust National Association, as trustee, and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and U.S. Bank Trust National Association, as trustee, (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), proposed to be entered into with one or more warrant agents to be named, (v) the Company’s stock purchase contracts obligating holders to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), which may be issued pursuant to one or more

Norfolk Southern Corporation
February 11, 2015

purchase contract agreements, (vi) the Company’s stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder’s obligation to purchase Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts, and (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange, settlement or exercise of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement; (ii) the Senior Indenture; and (iii) the Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and, except as to the Company with respect to the Debt Securities as to which we express our opinion herein, the validity and binding effect thereof on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing under the laws of the Commonwealth of Virginia and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures and the Registration Statement, (ii) the choice of New York law to govern the Indentures is a valid and legal provision, and (iii) the Indentures will be duly authorized, executed and delivered by the respective trustees thereunder, in the forms filed as exhibits to the Registration Statement, and any Debt Securities that may be issued thereunder will be duly authenticated in accordance with the applicable Indentures. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with

Norfolk Southern Corporation
February 11, 2015

governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on the laws, including the Rules and Regulations, in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable.

The opinions stated herein are subject to the following qualifications:

Norfolk Southern Corporation
February 11, 2015

(a)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Indentures or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b)           we do not express any opinion with respect to the enforceability of any provision contained in any of the Indentures relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(c)           we do not express any opinion with respect to the enforceability of any provision of any of the Indentures to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(d)           we call to your attention that irrespective of the agreement of the parties to any of the Indentures, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any of the Indentures;

(e)           we have assumed that the laws of the State of New York will be chosen to govern any of the Indentures and that such choice is and will be a valid and legal provision;

(f)           we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(g)           we do not express any opinion with respect to the enforceability of any provision contained in any of the Indentures providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any of the Indentures from a court judgment in another currency;

(h)           we have assumed that the choice of a currency other than U.S. dollars as the currency in which any of the Offered Debt Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars;

(i)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any of the Indentures, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Norfolk Southern Corporation
February 11, 2015

In addition, in rendering the foregoing opinions we have assumed that:

(a)           the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, any of the Indentures;

(b)           the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Indentures;

(c)           neither the execution and delivery by the Company of the Indentures nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Offered Debt Securities: (i) conflicts or will conflict with the articles of incorporation or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)           neither the execution and delivery by the Company of the Indentures nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Offered Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

William A. Galanko, Vice President – Law of the Company, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to the Registration Statement.

Norfolk Southern Corporation
February 11, 2015

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP